UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4500 Dorr Street, Toledo, Ohio 43615
(Address of principal executive offices) (Zip Code)
(419) 535-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Thomas R. Stone, President, Light Axle Products Group, Automotive Systems Group, notified Dana Holding Corporation (“Dana”) that he would resign from his position effective December 22, 2008. In connection with his departure, Dana entered into a Separation Agreement and General Release dated December 15, 2008 and effective December 22, 2008 (the “Agreement”) with Mr. Stone which replaces and supersedes the Executive Agreement dated May 16, 2007 between Mr. Stone and Dana (“Executive Agreement”). The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 5.02.
Under the Agreement, Mr. Stone will work on such ongoing and transition matters as Dana may assign to him prior to his last day of employment on December 31, 2008. Mr. Stone will continue to receive his: (i) current base compensation; (ii) perquisite allowance; (iii) accrued unused vacation; and (iv) group health insurance until December 31, 2008.
In addition, Mr. Stone will receive a lump sum payment equal to twelve (12) months of his base compensation ($440,000) with all deductions required by law. Mr. Stone will also receive eighteen (18) months of subsidized COBRA beginning on January 1, 2009. Subsequently, Mr. Stone will be entitled to an additional six (6) months of COBRA coverage at the standard rate. Dana will reimburse Mr. Stone for legal services used by him to negotiate the Agreement in an amount not to exceed $2,000. Dana will either provide outplacement services to Mr. Stone at a cost of up to $20,000 or Mr. Stone may elect to receive $20,000 in cash.
Mr. Stone will continue to be eligible for benefits under the Dana Holding Corporation 2008 Omnibus Incentive Plan through December 31, 2008 to the extent that such benefits represent those he is either vested in or otherwise is entitled to receive. In addition, Mr. Stone will be eligible for incentive compensation pursuant to the Executive Incentive Compensation Plan (“EIC”) if Dana’s performance qualifies for a payout and a payout is made to any other senior executive of Dana for the 2008 plan year. Mr. Stone is also eligible for any bonus for 2008 performance that might be declared by the Board of Directors for senior executives of Dana. Upon termination of his employment, Mr. Stone will have qualified to receive the benefit provided by Section 2.5 of his Supplemental Executive Retirement Plan dated June 27, 2005.
Mr. Stone will provide a general release to Dana for any claims he might have against Dana. Mr. Stone also will be subject to certain non-compete, confidentiality and non-disclosure obligations.
This summary of the Agreement, including all exhibits, is qualified in its entirety by the terms of the Agreement.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

10.1	Separation Agreement and General Release dated December 15, 2008 by and between Thomas R. Stone and Dana Holding Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: December 22, 2008	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release dated December 15, 2008 by and between Thomas R. Stone and Dana Holding Corporation

5